                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent

The Board of Directors and Stockholders of SpectraLink Corporation:

We consent to the incorporation by reference in Registration Statements File Nos. 333-4650 (Form S-8), 333-30225 (Form S-8), 333-58803 (Form S-8), 333-59666
(Form S-8), 333-89210 (Form S-8), and 333-107287 (Form S-8) of our report dated January 23, 2004, with respect to the consolidated balance sheets of SpectraLink Corporation, as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2003 annual report on Form 10-K of SpectraLink Corporation.

KPMG LLP

Denver, Colorado
March 11, 2004